UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

FORM 8-K/A

 (AMENDMENT No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2025

Data I/O Corporation
(Exact name of registrant as specified in its charter)

Washington	0-10394	91-0864123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6645 185th Ave. N.E., Suite 100, Redmond, WA 98052
(Address of principal executive offices, including zip code)

(425) 881-6444
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act    ☐

Items reported in this filing:

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Item 9.01 Financial Statements and Exhibits

Explanatory Note

On August 12, 2025, Data I/O Corporation (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) with the U.S. Securities and Exchange Commission (the “SEC”), announcing in Item 5.02 the appointment of the Charles DiBona as the Company’s Vice President and Chief Financial Officer, Secretary and Treasurer effective on August 11, 2025. This Amendment No. 1 to Current Report on Form 8-K (“Amendment No. 1”) amends the Original Form 8-K in order to clarify that Charles DiBona would be Vice President of Finance of the Company effective August 11, 2025 and effective August 15, 2025 will become an Executive Officer and Vice President and Chief Financial Officer, Secretary and Treasurer of the Company, and will perform the duties and responsibilities generally associated with the role of Chief Financial Officer. For further clarity, Todd Henne will continue to serve as the interim Chief Financial Officer and will continue to perform the duties and responsibilities of a Chief Financial Officer until Mr. DiBona assumes those responsibilities effective August 15, 2025.

A copy of the Amendment No. 1 to the Executive Employment Agreement is furnished herewith as Exhibit 10.1 in this amended report.

The Original Form 8-K otherwise remains unchanged and does not otherwise reflect events occurring after the original filing of the Form 8-K except as set forth in this Amendment No. 1. This Amendment No. 1 should be read together with the Original Form 8-K.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 1 to the Executive Employment Agreement

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Data I/O Corporation

August 14, 2025	By:	/s/ William Wentworth
William Wentworth President and Chief Executive Officer

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